Exhibit 10.3

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of June 1, 2013 (the “Effective Date”) by and between LED Lighting Company, a Delaware corporation (the “Company”), and Mark L. Wolff (the “Consultant”).

A.

The Company desires to retain the services of the Consultant as the Vice President of Sales and Marketing to the Company from the Effective Date.

B.

The Consultant is willing to be retained by the Company on the terms and subject to the conditions set forth in this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.

Services.  The Consultant shall perform the services set forth in Exhibit A attached hereto (the “Services”).  The Consultant shall comply with the statutes, rules, regulations and orders of any governmental or quasi-governmental authority, applicable to the performance of the Services.

2.

Terms of Engagement.

2.1

Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(a)

“Accrued Expenses” shall mean any appropriate and Company approved business expenses incurred by the Consultant in connection with the Services provided hereunder, all to the extent unpaid or unreimbursed on the date of termination.

(b)

“Confidential Information” is all information related to any aspect of the Company’s business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company, whether of a technical nature or otherwise.

2.2

Independent Contractor.  The parties hereto understand and agree that the Consultant is an independent contractor and not an employee of the Company.  The Consultant has no authority to obligate or bind the Company by contract or otherwise, unless such authority is granted by written consent of the Company Chief Executive Officer (which consent may be by email).  The Consultant will not be eligible for any employee benefits, and the Company will not make deductions from the Consultant’s fees for taxes (except as otherwise required by applicable law or regulation).  Any taxes imposed on the Consultant due to activities performed hereunder will be the sole responsibility of the Consultant.

2.3

Term of Service.  This Agreement shall continue for a period of one (1) year from the Effective Date; provided that the Agreement may be terminated by either the Company or by Consultant upon forty-five (45) days prior written notice, with or without cause.  Upon termination of the Consultant, the Company shall pay the Consultant any outstanding compensation obligations and Accrued Expenses, if any.

3.

Compensation and Expenses.

3.1

Compensation.  In consideration of the Services provided pursuant to this Agreement, Consultant shall be paid the consideration set forth on Exhibit A.  Consultant shall be paid one-half of the monthly consulting fee on each of the 15th and last day of each month during the term.  Consultant acknowledges and agrees that Company’s sole obligation to Consultant shall be the payment of the consideration described in this Agreement and the Company shall not have any additional obligations to the Consultant with respect to any compensation, remuneration or reimbursement.

3.2

Expense Reimbursement. The Company agrees to reimburse the Consultant for all reasonable, ordinary and necessary out-of-pocket travel and other expenses incurred by the Consultant in conjunction with his services to the Company, which expenses if over $1,000 must be approved in advance in writing by the Company.  The Company will reimburse such expenses within thirty (30) days after Consultant has provided to the Company, in form and substance reasonably satisfactory to the Company, appropriate documentation evidencing such expenses.

3.3

Warrants.

Consultant shall also receive a warrant to purchase up to 500,000 shares of Company common stock at $1.00 per share vesting monthly pursuant to the terms of the Warrant Agreement entered into with the Company dated June 1, 2013.

4.

Non-competition; No Restrictions.  During the term of this Agreement, the Consultant shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage, participate in or perform services for any business that is in competition with the business of the Company.  The Consultant represents that except as disclosed in writing to the Company, the Consultant has no employments, consultancies or undertakings which would restrict or impair the Consultant’s performance of this Agreement.

5.

Confidentiality Obligation; Work Product.  The Consultant will hold all Company Confidential Information in confidence and will not disclose, use, copy, publish, summarize, or remove from the premises of the Company any Confidential Information, except as necessary to carry out the Consultant’s assigned responsibilities as a Company Consultant.  In the event the Consultant is required to disclose any Confidential Information pursuant to law or government regulation, the Consultant will promptly notify the Company in order to allow the Company the maximum time to obtain protective or confidential treatment of the Confidential Information before it is disclosed.  Confidential Information does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by the Consultant; (ii) is obtained by the Consultant from a third party who had the legal right to disclose the information to the Consultant; (iii) is already in the possession of the Consultant on the date this Agreement becomes effective; or (iv) was developed by the Consultant independent of the performance of the Services.  As additional consideration for the compensation to be paid to Consultant under this Agreement, Consultant shall assign to the Company all of its right, title and interest in and to all new work product, contacts and customers lists which are created during the term of this Agreement and are relating to the Services immediately upon origination, preparation or discovery thereof and regardless of the medium of expression thereof, and Consultant shall not be permitted to use the newly created work product, contacts or customer lists after the termination or expiration of this Agreement; provided, however, nothing herein shall be deemed to prohibit, restrict or limit the right of Consultant to use the contacts or customers lists which Consultant already has prior to the term of this Agreement.

6.

Information of Others.  The Consultant will safeguard and keep confidential the proprietary information of customers, vendors, consultants, and other parties with which the Company does business to the same extent as if it were Company Confidential Information.  The Consultant will not use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any previous employer or other person, and will not bring onto the Company’s premises any unpublished document or any other property belonging to any former or current employer without the written consent of that former or current employer.

7.

Miscellaneous.

7.1

Waiver.  The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

7.2

Assignment.  The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that as the Company has specifically contracted for the services to be provided by the Consultant hereunder, the Consultant may not assign or delegate the Consultant’s obligations under this Agreement either in whole or in part without the prior written consent of the Company.

7.3

Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.  Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in San Francisco, California.  The parties hereto expressly agree to submit themselves to the exclusive jurisdiction of the foregoing courts in San Francisco, California.

7.4

Counterparts.  This Agreement may be executed in one or more counterparts and may be delivered by facsimile transmission or electronic transmission in PDF format,, all of which taken together shall constitute one and the same Agreement.

7.5

Entire Agreement; Modifications; Miscellaneous.  Except as otherwise provided herein or in the exhibits hereto, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior and contemporaneous understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof.  All modifications to the Agreement must be in writing and signed by each of the parties hereto.  Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel.  This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.  Any notices required to be provided by the Company may be given by email correspondence.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

LED LIGHTING COMPANY

           /s/ Kevin Kearney

By:

Kevin Kearney, CEO

CONSULTANT

            /s/ Mark L. Wolff

By:

Mark L. Wolff

[Signature Page to LED Lighting Company Consultant Agreement]

Exhibit A

Name and Address of Consultant:

Mark L. Wolff

________________

________________

Description of Services:

•

Report directly to Company Chief Executive Officer

•

Develop plans and strategies for closing business and achieving the Company’s sales goals

•

Develop Company budget and business plan

•

Provide detailed sales forecasting

•

Participate in Company investor and partner meetings and presentations

•

Identify, contact and close distribution agreements for LED products

•

Identify, contact and close sales of Company products to customers

•

Assist the Company in the due diligence for potential acquisitions

•

Identify and retain sales team (planned to be put in place after first 90 days)

•

Manage the sales teams, operations and resources to deliver profitable growth

•

Define and oversee incentive programs that motivate the sales team to achieve their sales targets

•

Travel for in-person meetings with customers and partners and to develop key relationships

•

Assist with building company infrastructure

•

Other services as requested by the Company

Consulting Fees:

$20,833 per month ($10,416.66 paid on the 15th and last day of each month)

INITIALS:

 (Company)

 (Consultant)